As filed with the Securities and Exchange Commission on September 9, 2005
                                                Registration No. 333-___________

                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549


                                    FORM S-8
                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933

                      IN VERITAS MEDICAL DIAGNOSTICS, INC.
             ------------------------------------------------------
             (Exact name of registrant as specified in its charter)



                 Colorado                                  84-1579760
       -------------------------------                -------------------
       (State or other jurisdiction of                 (I.R.S. Employer
         incorporation or organization)               Identification No.)



       The Green House, Beechwood Business Park North,
                     Inverness, Scotland                         IV2 3BL
       -------------------------------------------------        ----------
          (Address of principal executive offices)              (Zip Code)


                 The Green House, Beechwood Business Park North,
                        Inverness, Scotland, UK, IV2 3BL
                 -----------------------------------------------
               (Address of principal executive offices) (Zip Code)


                              CONSULTING AGREEMENTS
                              ---------------------
                              (Full title of Plan)


                                John Fuller, CEO
                 The Green House, Beechwood Business Park North,
                        Inverness, Scotland, UK, IV2 3BL
                 -----------------------------------------------
                     (Name and address of agent for service)

                               011 44-1463-667-347
          -------------------------------------------------------------
          (Telephone number, including area code, of agent for service)



                         CALCULATION OF REGISTRATION FEE

                                                 Proposed       Proposed
    Title of                                     Maximum        Maximum
    Securities      Amount        Offering       Aggregate      Amount of
    to be           to be         Price          Offering       Registration
    Registered      Registered    Per Share(1)   Price(1)       Fee
    ------------    -----------   ------------   ----------     -----------
    Common Stock,     705,000        $0.23        $162,150       $19.09
    no par value
    ------------    -------------------------------------------------------

     (1) Estimated solely for purposes of calculating the registration fee in accordance with Rule 457(c) under the Securities Act of 1933, using the average of the high and low price as reported on the Over-The-Counter Bulletin Board on September 8, 2005.

                                EXPLANATORY NOTE

     This Registration Statement on Form S-8 relates to the issuance of (1) up to 55,000 shares of common stock pursuant a Consulting Agreement dated May 13, 2004, between In Veritas Medical Diagnostics Inc., (the "Registrant") and Martin
E. Janis & Company, Inc., and (2) the issuance of 650,000 shares of common stock pursuant to a Consulting Agreement dated July 21, 2005 between Registrant and CLX & Associates, Inc.


                                     PART I

Item 1. Plan Information.

     The documents containing the information specified in Item 1 will be sent or given to participants in the Plan as specified by Rule 428(b)(1) of the Securities Act of 1933, as amended (the "Securities Act"). Such documents are not required to be and are not filed with the Securities and Exchange Commission (the "SEC") either as part of this Registration Statement or as prospectuses or prospectus supplements pursuant to Rule 424. These documents and the documents incorporated by reference in this Registration Statement pursuant to Item 3 of
Part II of this Form S-8, taken together, constitute a prospectus that meets the requirements of Section 10(a) of the Securities Act.
..
Item 2. Registrant Information and Employee Plan Annual Information.

     Upon written or oral request, any of the documents incorporated by reference in Item 3 of Part II of this Registration Statement (which documents are incorporated by reference in this Section 10(a) Prospectus), other documents required to be delivered to eligible employees, non-employee directors and consultants, pursuant to Rule 428(b) are available without charge by contacting:

                                John Fuller, CEO
                 The Green House, Beechwood Business Park North,
                        Inverness, Scotland, UK, IV2 3BL
                     (Name and address of agent for service)
                               011 44-1463-667-347

                                    PART II.

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT
..

Item 3. Incorporation of Documents by Reference.

     The Registrant hereby incorporates by reference into this Registration Statement the documents listed below. In addition, all documents subsequently filed pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934 (the "Exchange Act"), prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference into this Registration Statement and to be a part hereof from the date of filing of such documents:

o Reference is made to the Registrant's quarterly report of Form 10-QSB for the quarter ended April 30, 2005, as filed with the SEC on June 20, 2005, which is hereby incorporated by reference.

o Reference is made to the Registrant's quarterly report on Form 10-QSB for the quarter ended January 31, 2005, as filed with the SEC on March 22, 2005, which is hereby incorporated by reference.

o Reference is made to the Registrant's quarterly report on Form 10-QSB for the quarter ended October 31, 2004, as filed with the SEC on February 3, 2005, as amended, which is hereby incorporated by reference.

o Reference is made to the Registrant's information statements on Form 14C as filed with the SEC on March 17, 2005, as amended which is hereby incorporated by reference.

o Reference is made to the Registrant's quarterly report on Form 10- KSB for the year ended July 31, 2004, as filed with the SEC on February 3, 2005, as amended, which is hereby incorporated by reference.

o Reference is made to the description of the Registrant's common stock as contained in its Registration Statement on Form 8-A, filed with the Commission on August 14, 2002, including all amendments and reports filed with the Commission for the purpose of updating such description.

Item 4. Description of Securities.

         Not Applicable.

Item 5. Interests of Named Experts and Counsel.

     Certain legal matters in connection with this registration statement will be passed upon for the Registrant by Sichenzia Ross Friedman Ference LLP, New York, New York. Certain members or principals of Sichenzia Ross Friedman Ference LLP own an aggregate of 100,000 shares of common stock of the Registrant previously issued as compensation for legal services performed on behalf of the Registrant.

Item 6. Indemnification of Directors and Officers.

     Under Section 7-109-102 of the Colorado Business Corporations Act (the "Colorado Act") a corporation may indemnify a person made a party to a proceeding because the person is or was a director, against liability incurred in the proceeding. Indemnification permitted under this section in connection with a proceeding by or in the right of the corporation is limited to reasonable expenses incurred in connection with the proceeding.

     Indemnification is only possible under this section 7-109-102, however, if:
(a) the person conducted him/herself in good faith; and (b) the person reasonably believed: (i) in the case of conduct in an official capacity with the corporation, that his or her conduct was in the corporation's best interests; and (ii) in all other cases, that his or her conduct was at least not opposed to the corporation's best interests; and (c) in the case of any criminal proceeding, the person had no reasonable cause to believe his or her conduct was unlawful.

     It should be noted, however, that under Section 7-109-102(4), a corporation may not indemnify a director: (i) in connection with a proceeding by or in the right of the corporation in which the director is adjudged liable to the corporation; or (ii) in connection with any other proceeding in which a director is adjudged liable on the basis that he or she derived improper personal benefit.

     Under Section 7-109-103 a director is entitled to mandatory indemnification, when he/she is wholly successful in the defense of any proceeding to which the person was a party because the person is or was a director, against reasonable expenses incurred in connection to the proceeding.

     Under Section 7-109-105, unless restricted by a corporation's Articles of Incorporation, a director who is or was a party to a proceeding may apply for indemnification to a court of competent jurisdiction. The court, upon receipt of the application, may order indemnification after giving any notice the court considers necessary. The court, however, is limited to awarding the reasonable expenses incurred in connection with the proceeding and reasonable expenses incurred to obtain court-ordered indemnification.

     Under Section 7-109-107, unless restricted by the corporation's Articles of Incorporation, an officer of a corporation is also entitled to mandatory indemnification and to apply for court-ordered indemnification to the same extent as a director.

     A corporation may also indemnify an officer, employee, fiduciary or agent of the corporation to the same extent as a director.

     Under Section 7-109-108 a corporation may purchase and maintain insurance on behalf of a person who is or was a director, officer, employee, fiduciary or agent of the corporation against liability asserted against or incurred by the person in that capacity, whether or not the corporation would have the power to indemnify such person against the same liability under other sections of the Colorado Act.

     The Registrant's officers and directors are accountable to our shareholders as fiduciaries, which means such officers and directors are required to exercise good faith and integrity in handling our affairs. A shareholder may be able to institute legal action on behalf of himself and all other similarly situated shareholders to recover damages where we have failed or refused to observe the law. Shareholders may, subject to applicable rules of civil procedure, be able to bring a class action or derivative suit to enforce their rights, including rights under certain federal and state securities laws and regulations. Shareholders who have suffered losses in connection with the purchase or sale of their interest in us due to a breach of a fiduciary duty by one of our officers or directors in connection with such sale or purchase including, but not limited to, the misapplication by any such officer or director of the proceeds from the sale of any securities, may be able to recover such losses from us. We and our affiliates may not be liable to its shareholders for errors in judgment or other acts or omissions not amounting to intentional acts.

     Insofar as indemnification for liabilities arising under the Securities Act may be permitted to the Registrant's directors, officers and controlling persons pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person in the successful defense or any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by us is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

     The Registrant has no agreements with any of its directors or executive officers providing for indemnification of any such persons with respect to liability arising out of their capacity or status as officers and directors.

     At present, there is no pending litigation or proceeding involving a director or executive officers as to which indemnification is being sought.


Item 7. Exemption from Registration Claimed.

     Not Applicable.


Item 8. Exhibits.

       Exhibit        Description
       -------        -------------------------------------------------------
         5.1          Opinion of Sichenzia Ross Friedman Ference LLP
        10.1          Consulting Agreement with Martin Janis & Company, Inc.
        10.2          Consulting Agreement with CLX & Associates, Inc.
        23.1          Consent of Sam Cordovano independent public accountants
        23.2          Consent of Sichenzia Ross Friedman Ference LLP is
                      Included in Exhibit 5.1


Item 9. Undertakings.

(a)  The undersigned registrant hereby undertakes:

     (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

To include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement;

     (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new Registration Statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(b) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 that is incorporated by reference in the Registration Statement shall be deemed to be a new Registration Statement relating to the securities offered herein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer, or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                   Signatures

In accordance with the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements of an amendment to a filing on Form S-8 and authorized this amendment to be signed on its behalf by the undersigned, thereunto duly authorized, on September 9, 2005.

                      IN VERITAS MEDICAL DIAGNOSTICS, INC.



By: /s/ John Fuller
    -----------------------------------------
    John Fuller, Chief Executive Officer
   (Principal Executive Officer)


By: /s/ Martin Thorpe
    -----------------------------------------
    Martin Thorpe, Chief Financial Officer
   (Principal Financial and Accounting
    Officer)




                                POWER OF ATTORNEY

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below by the following persons in the capacities and on the dates indicated. Each person whose signature appears below constitutes and appoints John Fuller his true and lawful attorney-in-fact and agent, with full power of substitution and revocation, for him and in his, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agents, or either of them, may lawfully do or cause to be done by virtue hereof.

In accordance with the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities stated.



Signature              Title                                      Date
---------              -----                                      ----

/s/ John Fuller        Chief Executive Officer, President,     September 9, 2005
--------------------   and Director
John Fuller            (Principal Executive Officer)


/s/ Martin Thorp       Chief Financial Officer and Director    September 9, 2005
-------------------    (Principal Financial and Accounting
Martin Thorp            Officer)


/s/ Brian Cameron      Chief Operating Officer and Director    September 9, 2005
-------------------
Brian Cameron


/s/ Graham Cooper      Chairman of the Board of Directors      September 9, 2005
-------------------
Graham Cooper